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                                                                   EXHIBIT 10.18

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("this Agreement") is between Cumetrix Data Systems, a California corporation (the "Company") and Jeff Toghraie (the "Employee"), entered into on November 15, 1999 (the "Effective Date").

     The Company and the Employee contract with reference to the following facts:

     A. The Company desires to employ the Employee in the position Vice President of Sales and Marketing and the Employee desires to accept such employment by the Company. The employment of the Employee by the Company pursuant to this Agreement is hereinafter referred to as the "the Employment."

     B. The Company and the Employee hereby enter into this Agreement setting forth each and all of the terms and conditions of the Employment.

     NOW, THEREFORE, in consideration of the agreements, representations, promises, warranties and covenants contained in this Agreement, the Company and the Employee hereby agree as follows:

     1.  Employment Term and Duties.
         ---------------------------

         1.1  Duties and Responsibilities
              ---------------------------

         The Employee's title shall be Vice President of Marketing and Sales and
                        ----------------------------------------------------
he shall have the duties of that office as these duties may from time to time be established, changed, increased or decreased by the Company.

         1.2  Term and Termination of Employment
              ----------------------------------

              1.2.1 This Agreement and the Employee's Employment shall be for a period of three (3) years commencing on the Effective Date (the "Employment Term").

              1.2.2 The Company may terminate the Employment without cause provided that the Company pays the Employee a lump sum payment equivalent to the
              --------------------------------------------------------------
compensation for the remainder of the Employment Term due to the Employee
                     --------------------------------
pursuant to Section 2 of this Agreement.

              1.2.3 The Company may terminate the Employment at any time for good cause, and upon any termination for good cause the Company is obligated to pay to the Employee the base compensation earned by the Employee through the date of such termination. Good cause for termination of the Employment is defined as gross misconduct or committing any felony or act of moral turpitude. The occurrence of any event constituting good cause for discharge shall permit but not require the Company to terminate the Employment for good cause.

              1.2.4 The Employee may terminate the Employment at any time upon giving two (2) weeks written notice to the Company.

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                1.2.5   The Employment shall, in its entirety, terminate
immediately upon the death of the Employee.

   2.  Compensation
       ------------

   In full and complete consideration for the Employment and this Agreement, the Employee shall receive:

       2.1   Salary
             ------

       The Employee shall receive from the Company, beginning on the Effective Date, an annual salary in an amount equal to one hundred and eighty thousand dollars ($180,000) payable in accordance with the Company's regular payroll, (to be paid retroactive as of November 1, 1999). This salary may be increased
                                                  -----------------------
annually at the discretion of the Company's Board of Directors.
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       2.2  Retention Fee
            -------------

            2.2.1 Upon the execution of this agreement by the Employee and the Company, the employee shall receive a retention fee of $37,500.
                                         ------------------------

            2.2.2 If the Company establishes a bonus plan for its management employees, the Employee shall be eligible to participate in that plan.

       2.3  Insurance and Benefits
            ----------------------

       The Employee shall be entitled to participate in the life, medical, dental and/or disability insurance plans, vacation, sick leave, holiday pay and other benefits offered by the Company to all its management employees.

       2.4   Automobile Allowance
             --------------------

       The Company shall provide the Employee with a monthly allowance of five hundred dollars ($500) to defray the monthly cost, including taxes, of leasing or purchasing an automobile and repairing, maintaining and insuring that automobile.

   3.  Expenses
       --------

   The Company will reimburse the Employee for those customary, ordinary and necessary business expenses incurred by him in the performance of his duties and activities on behalf of the Company.

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          4.   Disclosure of Confidential Information
               ---------------------------------------

          The Employee recognizes, acknowledges and agrees that due to and during the Employment he will have access to and obtain certain Confidential Information, as that term is defined in Paragraph No. 5 of this Agreement. The Employee recognizes, acknowledges and agrees that the Confidential Information constitutes a valuable, special and unique asset to the Company, access to and knowledge of which is essential to the performance of the Employee's duties. The Employee specifically agrees that the Employee will not at any time during or after the termination of the Employment use or disclose any Confidential Information to any person whomsoever.

          The Employee agrees that the remedy at law for any breach of Paragraph No.4 will be entirely insufficient and inadequate to protect the Company's legitimate interests, and, therefore, any and all provisions of Paragraph No. 5 to the contrary notwithstanding, the Company shall be fully entitled to immediate and permanent injunctive relief for any breach of Paragraph No. 4 in addition to any and all other remedies available to the Company at law or in equity.

          5.   Definitions
               -----------

          As used in this Agreement, the following terms have the meanings stated:

               5.1   "Inventions" means and refers to any process, technique,
                      ----------
machine, device, composition of matter, instrument, tool or formula which is new or which the Employee has a reasonable basis to believe may be new, whether or not patentable or reduced to practice by the Company or any other person, corporation, partnership, firm, company, joint venture or other entity, including, without limitation, inventions, Trade Secrets, know-how, creations, discoveries, and software.

               5.2   "Proprietary Information" means and refers to any and all
                      ----------------------
marketing surveys; customer lists; contact lists; research and development documents; pricing information; sources of supply; sources of customers; business plans, projections or prospects; actual and/or projected expenses; actual and/or projected revenues; actual and/or projected profits; research or experimental work; data; lists; files; notes; books; records; drawings and any and all other documents, work products and/or materials and other information of the Company and/or any of the Company's owners, clients, customers, suppliers, licensees or licensors of a confidential, proprietary or secret nature which is or may be applicable to or related in any way to: (i) the Company and/or any of its owners, clients, customers, suppliers licensors or licensees; (ii) the business of the Company and/or any of its owners, clients, customers, suppliers, licensors or licensees and/or (iii) the research, plans, projections, intentions, or investigations of the Company and/or any of its owners, clients, customers, suppliers, licensors or licensees.


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          5.3  "Trade Secrets" means and refers to information, including a
               ---------------
formula, pattern, compilation, program, device, method, technique or process that:

            a. Derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and

            b. Is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

          5.4   "Confidential Information" means and refers, collectively, to
                --------------------------
all Inventions, Proprietary Information and Trade Secrets, and each of them, as those terms are respectively defined in this Paragraph No. 5.

     6.   General
          -------

          6.1  Successors and Assigns
               ----------------------

          The provisions of this Agreement bind the Company, the Employee and each and all of their respective heirs, legal representatives, successors and assigns. The obligations of the Employee under this Agreement are personal and not assignable in any manner whatsoever. The Company retains the unrestricted right to assign its obligations and rights under this Agreement.

          6.2  Waiver
               ------

          No waiver of any breach of any term and/or provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other term and/or provision of this Agreement.

          6.3  Sole and Entire Agreement
               -------------------------

          This Agreement is the sole, complete and entire contract, agreement and understanding between the Company and the Employee. This Agreement supersedes any and all prior contracts, agreements, agreements in principle, correspondence, letters of intent, understandings, and/or negotiations, whether oral or written between the Company and the Employee.

          6.4  Amendments
               ----------
          No amendment, modification, or waiver relating to this Agreement will be effective unless and until it is embodied in a written document signed by both the Company and by the Employee.



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          6.5  Applicable Law
               --------------

          This Agreement shall be interpreted pursuant to the internal laws of the State of California without regard to any conflicts of law principles.

          IN WITNESS WHEREOF the Company and the Employee have each duly executed this Agreement on the dates set forth below opposite their respective signatures.

Dated: November 15, 1999                    CUMETRIX DATA SYSTEMS

                                            By:  /s/ MAX TOGHRAIE
                                               -------------------------------
                                            Name:    Max Toghraie
                                            Its:  Chief Executive Officer

                                            EMPLOYEE

Dated: November 15, 1999                         /s/ JEFF TOGHRAIE
                                            ----------------------------------
                                                     Jeff Toghraie

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